The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2021

Citigroup Global Markets Holdings Inc.	October ---, 2021 Medium-Term Senior Notes, Series N Pricing Supplement No. 2021-USNCH9605 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments and (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities and possibly zero. These risks will depend on the performance of the worst performing of the shares of the Financial Select Sector SPDR® Fund, the shares of the Energy Select Sector SPDR® Fund and the shares of the Technology Select Sector SPDR® Fund (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any one of the underlying shares regardless of the performance of the others. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of any underlying shares or receive any dividends paid on any underlying shares.

▪	We have the right to call the securities for mandatory redemption on any potential redemption date prior to the maturity date.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**	Coupon barrier price**
	Financial Select Sector SPDR® Fund (ticker symbol: “XLF”)	$	$	$
	Energy Select Sector SPDR® Fund (ticker symbol: “XLE”)	$	$	$
	Technology Select Sector SPDR® Fund (ticker symbol: “XLK”)	$	$	$

The Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are each an “underlying share issuer” or “ETF.”

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 70% of the applicable initial share price

Aggregate stated principal amount:	$
Stated principal amount:	$10 per security
Pricing date:	October , 2021 (expected to be October 28, 2021)
Issue date:	November , 2021 (three business days after the pricing date)
Final valuation date:	October , 2023 (expected to be October 30, 2023), subject to postponement if such date is not a scheduled trading day for any underlying shares or if certain market disruption events occur with respect to any underlying shares.
Maturity date:	Unless earlier redeemed by us, November , 2023 (expected to be November 2, 2023)
Contingent coupon payment dates:	Expected to be February 2, 2022, May 3, 2022, August 2, 2022, November 2, 2022, February 2, 2023, May 3, 2023, August 2, 2023 and November 2, 2023 (the maturity date)
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed by us, the securities will pay a contingent coupon equal to 3.00% of the stated principal amount of the securities (12.00% per annum) if and only if a coupon barrier event has not occurred during the related observation period. If a coupon barrier event occurs during an observation period, you will not receive any contingent coupon payment on the related contingent coupon payment date. A coupon barrier event will occur if the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day for those underlying shares during an observation period.
Payment at maturity:

Unless earlier redeemed by us, for each $10 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows (in addition to the final contingent coupon payment, if any):

▪  If the final share price of the worst performing underlying shares is greater than or equal to the applicable downside threshold price:

$10

▪  If the final share price of the worst performing underlying shares is less than the applicable downside threshold price:

$10 + ($10 × the share return of the worst performing underlying shares)

If the final share price of the worst performing underlying shares is less than the applicable downside threshold price, you will receive less, and possibly significantly less, than 70% of the stated principal amount of your securities at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.15(2)	$9.80
$0.05(3)
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $8.925 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.20 for each $10 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.15 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. EA-04-09 dated May 11, 2021          Underlying Supplement No. 10 dated May 11, 2021

Prospectus and Prospectus Supplement each dated May 11, 2021

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

KEY TERMS (continued)
Coupon barrier event:	A coupon barrier event will occur with respect to an observation period if the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day for those underlying shares during that observation period.
Observation periods:	Each observation period will consist of each day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each day from but excluding the pricing date to and including the first observation period end-date.
Observation period end-dates:	Expected to be January 28, 2022, April 28, 2022, July 28, 2022, October 28, 2022, January 30, 2023, April 28, 2023, July 28, 2023 and October 30, 2023
Trading day:	For any underlying shares, a scheduled trading day for those underlying shares on which a market disruption event has not occurred with respect to those underlying shares.
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Potential redemption dates:	The contingent coupon payment dates beginning in February 2022 and ending in August 2023
Early redemption payment:	The stated principal amount of $10 per security plus the related contingent coupon payment, if any
Final share price:	For each of the underlying shares, its closing price on the final valuation date
Share return:	For each of the underlying shares, (i) the applicable final share price minus the applicable initial share price, divided by (ii) the applicable initial share price
Worst performing underlying shares:	The underlying shares with the lowest share return
CUSIP / ISIN:	17329T344 / US17329T3445

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying shares that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the downside threshold price applicable to each of the underlying shares are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the downside threshold price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

October 2021	PS-2

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $0.30 (3.00% of the stated principal amount) per security, with respect to each quarterly observation period during which a coupon barrier event does not occur. A coupon barrier event will occur during an observation period if the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day for those underlying shares during that observation period. The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related observation period end-date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final observation period, the maturity date. If a coupon barrier event occurs during an observation period, investors will receive no quarterly contingent coupon payment on the related contingent coupon payment date. It is possible that a coupon barrier event will occur with respect to some or all of the observation periods during the term of the securities so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date.

We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment, if any, due on that contingent coupon payment date. Thus, the term of the securities may be limited to three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying shares are performing in a manner that would otherwise have been favorable to you. On the other hand, we will be less likely to redeem the securities when the underlying shares are performing unfavorably from your perspective, including when the closing price of any underlying shares is below its respective coupon barrier price and/or when the final share price of any underlying shares is expected to be below its respective downside threshold price, such that you will receive no quarterly contingent coupon payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Thus, if we do not redeem the securities prior to maturity, it is more likely that you will receive few or no quarterly contingent coupon payments and suffer a significant loss at maturity.

If the securities have not previously been redeemed by us and the final share price of the worst performing underlying shares is greater than or equal to the applicable downside threshold price, you will be repaid the stated principal amount of your securities at maturity. However, if the securities have not previously been redeemed by us and the final share price of the worst performing underlying shares is less than the applicable downside threshold price, investors will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the applicable initial share price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares, which means that the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing of the three underlying shares. As a result, investors will be negatively affected by adverse movements in any one of the underlying shares, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying shares.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 3.00% of the stated principal amount with respect to each quarterly observation period during which a coupon barrier event does not occur. The securities may be redeemed by us prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment, if any, and the payment at maturity will vary depending on the final share price of the worst performing underlying shares, as follows:

Scenario 1

On any potential redemption date (beginning approximately three months after the issue date), we exercise our right to call the securities.

■    The securities will be redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related observation period, if any.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

October 2021	PS-3

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 2

The securities are not redeemed prior to maturity, and the final share price of the worst performing underlying shares is greater than or equal to the applicable downside threshold price.

■    You will be repaid the stated principal amount of your securities at maturity plus the quarterly contingent coupon payment, if any.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 3

The securities are not redeemed prior to maturity, and the final share price of the worst performing underlying shares is less than the applicable downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

October 2021	PS-4

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly observation period. The second diagram illustrates how to determine the payment at maturity if the securities are not redeemed by us prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about contingent coupon payments and the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-6.

October 2021	PS-5

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly observation period and how to calculate the payment at maturity on the securities if we do not redeem the securities prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if we elect to redeem the securities prior to the maturity date, which is not reflected in the examples below. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and do not reflect the actual initial share prices of any of the underlying shares or their applicable coupon barrier prices and downside threshold prices. For the actual initial share price, coupon barrier price and downside threshold price of each of the underlying shares, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial share price, coupon barrier price and downside threshold price of each of the underlying shares, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded:

Hypothetical quarterly contingent coupon payment:	$0.30 (3.00% of the stated principal amount) per security
Hypothetical initial share price:	For each of the underlying shares, $100.00
Hypothetical coupon barrier price:	For each of the underlying shares, $70.00, which, with respect to each of the underlying shares, is 70% of the applicable hypothetical initial share price
Hypothetical downside threshold price:	For each of the underlying shares, $70.00, which, with respect to each of the underlying shares, is 70% of the applicable hypothetical initial share price

How to determine whether a contingent coupon is payable with respect to a quarterly observation period:

	Hypothetical lowest closing price of each of the underlying shares on any trading day during an observation period			Hypothetical contingent coupon payment per security
	Financial Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Example 1	$90.00 (greater than or equal to coupon barrier price)	$95.00 (greater than or equal to coupon barrier price)	$87.00 (greater than or equal to coupon barrier price)	$0.30
Example 2	$88.00 (greater than or equal to coupon barrier price)	$93.00 (greater than or equal to coupon barrier price)	$60.00 (less than coupon barrier price)	$0
Example 3	$55.00 (less than coupon barrier price)	$60.00 (less than coupon barrier price)	$90.00 (greater than or equal to coupon barrier price)	$0
Example 4	$50.00 (less than coupon barrier price)	$60.00 (less than coupon barrier price)	$45.00 (less than coupon barrier price)	$0

Example 1: In this example, the closing prices of each of the underlying shares are greater than or equal to their respective coupon barrier prices on each trading day during an observation period. As a result, a coupon barrier event does not occur and investors in the securities would receive the contingent coupon payment of $0.30 per security on the related contingent coupon payment date.

Example 2, 3 and 4: In these examples, one or more underlying shares close below their respective coupon barrier prices on at least one trading day during an observation period. As a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date.

Investors in the securities will not receive a contingent coupon payment with respect to an observation period if the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day for those underlying shares during that observation period, even if the closing price of those underlying shares is greater than the applicable coupon barrier price on some or all other trading days during that observation period, and even if the closing prices of the other underlying shares are greater than their respective coupon barrier prices on each trading day during that observation period.

October 2021	PS-6

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

How to determine the payment at maturity on the securities if we do not elect to redeem the securities prior to maturity:

	Hypothetical final share price of the Financial Select Sector SPDR® Fund	Hypothetical final share price of the Energy Select Sector SPDR® Fund	Hypothetical final share price of the Technology Select Sector SPDR® Fund	Hypothetical payment at maturity per security
Example 5	$110.00 (share return = 10%)	$120.00 (share return = 20%)	$115.00 (share return = 15%)	$10.00, plus the quarterly contingent coupon payment, if any
Example 6	$105.00 (share return = 5%)	$40.00 (share return = -60%)	$100.00 (share return = 0%)	$400.00
Example 7	$85.00 (share return = -15%)	$90.00 (share return = -10%)	$20.00 (share return = -80%)	$200.00

Example 5: In this example, the shares of the Financial Select Sector SPDR® Fund are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is greater than the applicable downside threshold price. Accordingly, at maturity, you would be repaid the stated principal amount of the securities plus the quarterly contingent coupon payment, if any, but you would not participate in the appreciation of any of the underlying shares even though all of the underlying shares have appreciated from their respective initial share prices.

Example 6: In this example, the shares of the Energy Select Sector SPDR® Fund are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × the share return of the Energy Select Sector SPDR® Fund)

= $10 + ($10 × -60%)

= $10 + -$6

= $4

In this scenario, you would receive significantly less than the stated principal amount of your securities and you will not receive a quarterly contingent coupon payment at maturity. You would incur a loss based on the performance of the worst performing underlying shares, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

Example 7: In this example, the shares of the Technology Select Sector SPDR® Fund are the worst performing underlying shares and the applicable final share price is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × the share return of the Technology Select Sector SPDR® Fund)

= $10 + ($10 × -80%)

= $10 + -$8

= $2

In this scenario, because the final share price of the worst performing underlying shares is less than the applicable downside threshold price, you would lose a significant portion of your investment in the securities and you will not receive a quarterly contingent coupon payment at maturity, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

October 2021	PS-7

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If we do not redeem the securities prior to maturity and the final share price of the worst performing underlying shares is less than the applicable downside threshold price, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares is less than the applicable initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final share price of any of the underlying shares is less than the applicable downside threshold price, you will be fully exposed to any depreciation of the worst performing underlying shares from the applicable initial share price to the applicable final share price.

▪	You will not receive any contingent coupon payment for any quarterly observation period during which a coupon barrier event occurs. A contingent coupon payment will be made on a contingent coupon payment date if and only if a coupon barrier event does not occur during the related observation period. A coupon barrier event will occur with respect to an observation period if the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day for those underlying shares during that observation period. If a coupon barrier event occurs during any observation period, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if a coupon barrier event occurs during every observation period, you will not receive any contingent coupon payments over the term of the securities.

▪	The quarterly contingent coupon payment is contingent on the closing price of each of the underlying shares on each trading day throughout the observation periods. Whether the quarterly contingent coupon payment will be made with respect to an observation period will be based on the closing price of each of the underlying shares on each trading day during that observation period. If the closing price of any underlying shares is less than the applicable coupon barrier price on any trading day during an observation period, you will not receive a contingent coupon payment on the related contingent coupon payment date, even if the closing price of those underlying shares is greater than the applicable coupon barrier price on all other trading days during that observation period, and even if the closing prices of the other underlying shares are greater than their respective coupon barrier prices on each trading day during that observation period. As a result, the potential to receive a contingent coupon payment with respect to an observation period can be knocked out by a temporary event that affects only one of the underlying shares on only one day during that observation period.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any one of the underlying shares performs poorly, even if the others perform well. You are subject to risks associated with all of the underlying shares. If any one of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying shares is the worst performing.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing of the three underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar alternative investment linked to a basket composed of the underlying shares, since in such case the performance of the better performing underlying shares would be blended with the performance of the worst performing of the three underlying shares, resulting in a better return than the return of the worst performing of the three underlying shares.

October 2021	PS-8

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of any underlying shares that is not the worst performing of the three underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that a coupon barrier event will occur during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the final share price of the worst performing underlying shares will be less than the applicable downside threshold price, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares, but also for all of the other risks of the securities, including the risk that the securities may be redeemed by us beginning approximately three months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares.

▪	We may redeem the securities at our option, which will limit your ability to receive the contingent coupon payments. We may redeem the securities on any potential redemption date upon not less than three business days’ notice. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related contingent coupon payment, if any. Thus, the term of the securities may be limited to as short as three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying shares are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlying shares are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

▪	The securities offer downside exposure to the worst performing underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares over the term of the securities.

▪	The payment at maturity depends on the closing price of the worst performing underlying shares on a single day. If the closing price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you will not receive the full stated principal amount of your securities at maturity, even if the closing price of the worst performing underlying shares is greater than the applicable downside threshold price on other dates during the term of the securities.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

October 2021	PS-9

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

October 2021	PS-10

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including price and volatility of the securities held by the underlying share issuers, the correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past. The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders. As a result of this distribution, the Financial Select Sector SPDR® Fund no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund.  We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund.  It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Financial Select Sector SPDR® Fund is subject to risks associated with the financial services sector. All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally

October 2021	PS-11

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

▪	The Financial Select Sector SPDR® Fund may be disproportionately affected by the performance of a small number of stocks. Approximately 41% of the Financial Select Sector SPDR® Fund is invested in just five stocks – Berkshire Hathaway Inc. Class B, JPMorgan Chase & Co., Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

▪	Citigroup Inc. is an issuer of equity securities held by the Financial Select Sector SPDR® Fund. Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

▪	The Energy Select Sector SPDR® Fund is subject to concentrated risks associated with the energy sector. The stocks included in the index underlying the Energy Select Sector SPDR® Fund and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the securities are linked to the performance of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to concentrated risks associated with investments in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The index tracked by the Technology Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Technology Select Sector SPDR® Fund will differ in important ways from the index tracked by the Technology Select Sector SPDR® Fund in the past. The Technology Select Sector SPDR® Fund seeks to track

October 2021	PS-12

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

the Technology Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Technology Select Sector Index would be reconstituted by eliminating the stocks of the telecommunication services industry group, the internet software & services sub-industry, the home entertainment software sub-industry and companies operating online marketplaces for consumer products and services (“communication services stocks”). The Technology Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Technology Select Sector SPDR® Fund. As a result, the Technology Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Technology Select Sector SPDR® Fund is less diversified and is more concentrated in the information technology sector than it was before this change to its portfolio.

After the rebalance date, the Technology Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date. When evaluating the historical performance of the Technology Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Technology Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Technology Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Technology Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Technology Select Sector SPDR® Fund described above represent a significant change in the nature of the Technology Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Technology Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Technology Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Technology Select Sector SPDR® Fund is subject to risks associated with the technology sector. All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price and performance of any underlying share issuer may not completely track the performance of its underlying index or its net asset value per share. The underlying share issuers do not fully replicate the underlying indices that they seek to track (each, the “ETF underlying index”) and may hold securities different from those included in its ETF underlying index. In addition, the performance of any underlying share issuer reflect additional transaction costs and fees that are not included in the calculation of its ETF underlying index. All of these factors may lead to a lack of correlation between the performance of any underlying share issuer and its ETF underlying index. In addition, corporate actions with respect to the equity securities constituting any underlying share issuer’s ETF underlying index or held by any underlying share issuer (such as mergers and spin-offs) may

October 2021	PS-13

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

impact the variance between the performance of any underlying share issuer and its ETF underlying index. Finally, because any of the underlying shares are traded on NYSE Arca and are subject to market supply and investor demand, the market value of any underlying share issuer may differ from its net asset value per share.

During periods of market volatility, securities underlying any underlying share issuer may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of any underlying share issuer and the liquidity of any underlying share issuer may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of any underlying share issuer. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell any underlying share issuer. As a result, under these circumstances, the market value of any underlying share issuer may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of any underlying share issuer might not correlate with the performance of its ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers or the issuers of the securities held by the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted or any underlying share issuer is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

October 2021	PS-14

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes made by the investment adviser to any underlying share issuer or by the sponsor of any ETF underlying index may adversely affect any underlying shares. We are not affiliated with the investment adviser to any underlying share issuer or with the sponsor of any ETF underlying index. Accordingly, we have no control over any changes such investment adviser or sponsor may make to any underlying share issuer or any ETF underlying index. Such changes could be made at any time and could adversely affect the performance of any underlying shares.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2021	PS-15

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance.

The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Financial Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLF.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Financial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Financial Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Financial Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Financial Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Financial Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Financial Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing prices of the Financial Select Sector SPDR® Fund for each day such price was available from January 3, 2011 to October 26, 2021. The table that follows shows the high and low closing prices of, and dividends paid on, the Financial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Financial Select Sector SPDR® Fund as an indication of future performance.

When evaluating the historical performance of the shares of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks prior to September 16, 2016 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past.” The historical performance of the shares of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 16, 2016, the same composition of stocks as it includes after that date.

October 2021	PS-16

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund – Historical Closing Prices January 3, 2011 to October 26, 2021

* The red line indicates the hypothetical downside threshold price with respect to the Financial Select Sector SPDR® Fund of $28.420, assuming the closing price on October 26, 2021 were the applicable initial share price.

Financial Select Sector SPDR® Fund	High	Low	Dividends
2011
First Quarter	$13.97	$12.92	$0.04187
Second Quarter	$13.56	$11.94	$0.05288
Third Quarter	$12.71	$9.36	$0.05031
Fourth Quarter	$11.41	$9.16	$0.08044
2012
First Quarter	$12.97	$10.80	$0.04978
Second Quarter	$12.92	$10.86	$0.06782
Third Quarter	$13.22	$11.55	$0.00000
Fourth Quarter	$13.55	$12.31	$0.06611
2013
First Quarter	$15.00	$13.68	$0.16613
Second Quarter	$16.38	$14.48	$0.00000
Third Quarter	$16.95	$15.76	$0.15770
Fourth Quarter	$17.75	$15.89	$0.10115
2014
First Quarter	$18.25	$16.67	$0.08285
Second Quarter	$18.60	$17.28	$0.08961
Third Quarter	$19.33	$17.99	$0.09836
Fourth Quarter	$20.33	$17.90	$0.12611
2015
First Quarter	$20.08	$18.68	$0.09072
Second Quarter	$20.52	$19.56	$0.11014
Third Quarter	$20.77	$18.09	$0.11347
Fourth Quarter	$20.16	$18.41	$0.14984

October 2021	PS-17

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

2016
First Quarter	$19.05	$15.99	$0.12300
Second Quarter	$19.36	$17.42	$0.12110
Third Quarter	$19.95	$18.17	$0.11439
Fourth Quarter	$23.75	$19.21	$0.10675
2017
First Quarter	$25.24	$22.95	$0.08790
Second Quarter	$24.69	$22.90	$0.09306
Third Quarter	$25.86	$23.88	$0.10322
Fourth Quarter	$28.22	$26.05	$0.12828
2018
First Quarter	$30.17	$26.82	$0.10456
Second Quarter	$28.34	$26.36	$0.11897
Third Quarter	$28.98	$26.48	$0.12750
Fourth Quarter	$28.19	$22.31	$0.14495
2019
First Quarter	$26.90	$23.48	$0.13466
Second Quarter	$28.07	$26.01	$0.13946
Third Quarter	$28.69	$25.98	$0.14427
Fourth Quarter	$30.94	$26.78	$0.15629
2020
First Quarter	$31.17	$17.66	$0.15930
Second Quarter	$26.74	$19.55	$0.15160
Third Quarter	$25.49	$22.68	$0.13528
Fourth Quarter	$29.48	$23.61	$0.15201
2021
First Quarter	$34.77	$28.95	$0.15123
Second Quarter	$38.47	$34.47	$0.13930
Third Quarter	$39.00	$35.11	$0.16203
Fourth Quarter (through October 26, 2021)	$40.62	$37.82	$0.00000

The closing price of the shares of Financial Select Sector SPDR® Fund on October 26, 2021 was $40.60.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Financial Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Financial Select Sector SPDR® Fund.

October 2021	PS-18

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Energy Select Sector Index. The S&P Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The S&P Energy Select Sector Index includes companies in the following two industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services.

The Energy Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Energy Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLE.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Energy Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Energy Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Energy Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Energy Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Energy Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Energy Select Sector SPDR® Fund.

October 2021	PS-19

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The graph below shows the closing prices of the Energy Select Sector SPDR® Fund for each day such price was available from January 3, 2011 to October 26, 2021. The table that follows shows the high and low closing prices of, and dividends paid on, the Energy Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Energy Select Sector SPDR® Fund as an indication of future performance.

Energy Select Sector SPDR® Fund – Historical Closing Prices January 3, 2011 to October 26, 2021

* The red line indicates the hypothetical downside threshold price with respect to the Energy Select Sector SPDR® Fund of $41.398, assuming the closing price on October 26, 2021 were the applicable initial share price.

Energy Select Sector SPDR® Fund	High	Low	Dividends
2011
First Quarter	$80.01	$67.78	$0.25490
Second Quarter	$80.44	$70.99	$0.26457
Third Quarter	$79.79	$58.59	$0.26444
Fourth Quarter	$73.04	$56.55	$0.27738
2012
First Quarter	$76.29	$69.46	$0.28462
Second Quarter	$72.42	$62.00	$0.31109
Third Quarter	$76.57	$64.96	$0.00000
Fourth Quarter	$74.94	$68.59	$0.33369
2013
First Quarter	$79.99	$72.86	$0.72805
Second Quarter	$83.28	$74.09	$0.00000
Third Quarter	$85.30	$78.83	$0.76704
Fourth Quarter	$88.51	$81.87	$0.40268

October 2021	PS-20

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

2014
First Quarter	$89.06	$81.89	$0.42707
Second Quarter	$101.29	$88.45	$0.46353
Third Quarter	$100.58	$90.62	$0.48327
Fourth Quarter	$88.77	$73.36	$0.48542
2015
First Quarter	$82.29	$72.86	$0.51494
Second Quarter	$82.94	$74.64	$0.50882
Third Quarter	$74.54	$59.22	$0.47811
Fourth Quarter	$71.40	$58.78	$0.54224
2016
First Quarter	$63.75	$51.80	$0.45241
Second Quarter	$69.50	$60.18	$0.43643
Third Quarter	$71.80	$65.27	$0.41052
Fourth Quarter	$77.83	$67.77	$0.40236
2017
First Quarter	$76.17	$68.24	$0.41902
Second Quarter	$70.90	$63.95	$0.44915
Third Quarter	$68.49	$62.00	$0.86538
Fourth Quarter	$72.60	$67.08	$0.45833
2018
First Quarter	$78.03	$66.02	$0.47479
Second Quarter	$78.91	$66.06	$0.51237
Third Quarter	$77.37	$71.91	$0.51316
Fourth Quarter	$77.79	$53.84	$0.53004
2019
First Quarter	$67.29	$57.90	$0.51361
Second Quarter	$68.61	$58.77	$0.57646
Third Quarter	$64.44	$55.85	$0.56046
Fourth Quarter	$61.99	$55.90	$0.59335
2020
First Quarter	$60.87	$23.57	$2.35696
Second Quarter	$46.86	$27.62	$0.50104
Third Quarter	$38.58	$29.95	$0.54357
Fourth Quarter	$41.60	$27.71	$0.52013
2021
First Quarter	$53.57	$37.96	$0.51994
Second Quarter	$56.19	$47.07	$0.53029
Third Quarter	$54.81	$45.79	$0.59190
Fourth Quarter (through October 26, 2021)	$59.14	$53.84	$0.00000

The closing price of the shares of Energy Select Sector SPDR® Fund on October 26, 2021 was $59.14.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Energy Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Energy Select Sector SPDR® Fund.

October 2021	PS-21

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following six industries: (i) technology hardware, storage, and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components. Prior to September 2018, the Technology Select Sector Index also included companies in the communication services sector in the following three industries: (i) media, (ii) entertainment, (iii) and interactive media & services. The Technology Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Technology Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Technology Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Technology Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Technology Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Technology Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Technology Select Sector SPDR® Fund.

October 2021	PS-22

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The graph below shows the closing prices of the Technology Select Sector SPDR® Fund for each day such price was available from January 3, 2011 to October 26, 2021. The table that follows shows the high and low closing prices of, and dividends paid on, the Technology Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Technology Select Sector SPDR® Fund as an indication of future performance.

Technology Select Sector SPDR® Fund – Historical Closing Prices January 3, 2011 to October 26, 2021

* The red line indicates the hypothetical downside threshold price with respect to the Technology Select Sector SPDR® Fund of $111.566, assuming the closing price on October 26, 2021 were the applicable initial share price.

Technology Select Sector SPDR® Fund	High	Low	Dividends
2011
First Quarter	$27.01	$24.69	$0.08359
Second Quarter	$26.84	$24.49	$0.09823
Third Quarter	$26.74	$22.52	$0.09350
Fourth Quarter	$26.51	$23.04	$0.10923
2012
First Quarter	$30.44	$25.81	$0.09640
Second Quarter	$30.48	$27.20	$0.10857
Third Quarter	$31.66	$27.90	$0.00000
Fourth Quarter	$31.05	$27.62	$0.12996
2013
First Quarter	$30.43	$29.21	$0.29197
Second Quarter	$32.20	$29.31	$0.00000
Third Quarter	$32.80	$30.75	$0.31297
Fourth Quarter	$35.74	$31.53	$0.17131

October 2021	PS-23

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

2014
First Quarter	$36.65	$34.09	$0.15732
Second Quarter	$38.42	$35.20	$0.17602
Third Quarter	$40.60	$38.42	$0.17376
Fourth Quarter	$42.49	$37.21	$0.21649
2015
First Quarter	$43.43	$39.90	$0.17343
Second Quarter	$43.78	$41.36	$0.19289
Third Quarter	$43.67	$37.70	$0.18343
Fourth Quarter	$44.57	$39.52	$0.21590
2016
First Quarter	$44.45	$38.71	$0.22023
Second Quarter	$44.70	$41.42	$0.21131
Third Quarter	$47.91	$43.15	$0.19557
Fourth Quarter	$49.17	$46.02	$0.21623
2017
First Quarter	$53.43	$48.79	$0.20524
Second Quarter	$57.44	$52.37	$0.22338
Third Quarter	$59.10	$54.34	$0.20922
Fourth Quarter	$65.13	$59.19	$0.23825
2018
First Quarter	$70.73	$62.01	$0.21775
Second Quarter	$72.38	$63.86	$0.25527
Third Quarter	$75.77	$69.26	$0.25437
Fourth Quarter	$75.93	$57.62	$0.26509
2019
First Quarter	$75.09	$58.89	$0.23338
Second Quarter	$78.96	$70.63	$0.27831
Third Quarter	$82.75	$75.75	$0.25270
Fourth Quarter	$91.92	$78.28	$0.29467
2020
First Quarter	$102.79	$70.40	$0.37148
Second Quarter	$104.63	$76.54	$0.28052
Third Quarter	$127.03	$104.66	$0.24653
Fourth Quarter	$130.52	$110.86	$0.29764
2021
First Quarter	$138.59	$125.83	$0.27315
Second Quarter	$147.82	$131.31	$0.25949
Third Quarter	$159.70	$147.91	$0.27286
Fourth Quarter (through October 26, 2021)	$159.38	$148.06	$0.00000

The closing price of the shares of Technology Select Sector SPDR® Fund on October 26, 2021 was $159.38.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Technology Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Technology Select Sector SPDR® Fund.

October 2021	PS-24

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

October 2021	PS-25

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.20 for each $10 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.15 for each $10 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

October 2021	PS-26

Citigroup Global Markets Holdings Inc.

Contingent Income Callable Securities Due November , 2023

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

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October 2021	PS-27